Calculation of Filing Fee Tables
S-8
PLUS THERAPEUTICS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, par value $0.001 per share	Other	860,000	$ 4.80	$ 4,128,000.00	0.0001381	$ 570.08
Total Offering Amounts:						$ 4,128,000.00		$ 570.08
Total Fee Offsets:								$ 570.08
Net Fee Due:								$ 0.00
Offering Note
[1]	This Registration Statement on Form S-8 (the "Registration Statement") registers the issuance of 860,000 shares of common stock, par value $0.001 per share ("Common Stock"), of Plus Therapeutics, Inc., consisting of (i) 740,000 shares of Common Stock issuable pursuant to the Sixth Amended and Restated Plus Therapeutics, Inc. 2020 Stock Incentive Plan, and (ii) 120,000 shares of Common Stock issuable pursuant to the Plus Therapeutics, Inc. 2015 New Employee Incentive Plan. (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are calculated using the average of the high and low prices per share for the Common Stock trading on Nasdaq on June 16, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1, 2	Plus Therapeutics, Inc.	S-3	333-286393	04/04/2025		$ 570.08	Equity	Common Stock, par value $0.001 per share	0
Fee Offset Sources		Plus Therapeutics, Inc.	S-3	333-286393		04/04/2025						$ 194,082.78
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant withdrew the Source Registration Statement by filing a Form RW on June 23, 2025.

Offset Note
[2]	A filing fee of $194,082.78 was previously paid in connection with the registration statement on Form S-3 (No. 333-286393) filed by the registrant on April 4, 2025 (the "Source Registration Statement"). The registrant withdrew the Source Registration Statement by filing a Form RW on June 23, 2025. As the Source Registration Statement was not declared effective, no securities were sold thereunder. As a result, upon withdrawal of the Source Registration Statement, the registrant had $194,082.78 in unused filing fees. As of the date of this registration statement, an aggregate of $23,768.65 of the unused filing fees previously paid by the Registrant in connection with the filing of the Source Registration Statement have been offset to pay for other filing fees due, resulting in $170,314.13 in remaining unused fees available to be applied to subsequent filings of the Registrant. In accordance with Rule 457(p) of the Securities Act, such unused filing fees will offset the filing fee of $570.08 currently due pursuant to this Registration Statement. Accordingly, $169,744.05 of the unused filing fees previously paid in connection with the Source Registration Statement remain available to be used to offset the fees that may become due for future registration statements.